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                                                                  EXHIBIT 10.106
                                    AMENDMENT


The Consulting Agreement dated March 28, 2000 with an effective date of April 1, 2000 and amended on May 31, 2001, between Sunrise Assisted Living, Inc. (the "Company") and David W. Faeder (the "Consultant") has been amended as follows:

Section 2 will now read as follows:

          2.   COMPENSATION AND EXPENSES.

               The Company agrees to pay the consultant during the term of the Agreement at the rate of $190,000 per year, payable in equal monthly installments on the first day of each month during the term of the Agreement (and equitably prorated for any partial months during the term of this Agreement) and up to $137,500 in additional bonuses payable quarterly or at certain milestones to be determined.

This Amendment is effective April 1, 2002.



Attest:                                      SUNRISE ASSISTED LIVING, INC.



  /s/ Amy Kunselman                          By: /s/ Paul J. Klaassen
  -----------------------                       ------------------------------

                                                   Paul J. Klaassen
                                                   Chairman of the Board and
                                                   Chief Executive Officer



                                             CONSULTANT



                                                /s/ David W. Faeder
                                             ---------------------------------

                                                      David W. Faeder